Exhibit (e)(10)(ii)

NEUBERGER BERMAN EQUITY FUNDS

CLASS R6

DISTRIBUTION AGREEMENT

SCHEDULE A

The Series currently subject to this Agreement are as follows:

Neuberger Emerging Markets Equity Fund

Neuberger Genesis Fund

Neuberger International Equity Fund

Neuberger International Select Fund

Neuberger Intrinsic Value Fund

Neuberger Large Cap Growth Fund

Neuberger Large Cap Value Fund

Neuberger Mid Cap Growth Fund

Neuberger Mid Cap Intrinsic Value Fund

Neuberger Quality Equity Fund

Neuberger Real Estate Fund

Neuberger Small Cap Growth Fund

Date: December 18, 2025